Exhibit P-1

Form of Collateral Assignment of Patents
(Security Agreement)

This Collateral Assignment of Patents (Security Agreement) (this “Amendment”) is entered into as of [Date], by and between [Name of Pledgor], a [Type of Entity] with an office at [Address of Chief Executive Office] (the “Pledgor”), and Wells Fargo Bank, National Association. a national banking association with an office at 121 Park Center Plaza, 3rd Floor, San Jose, California 95113 (the “Pledgee”), in its capacity as Agent for the Lenders (as defined below).

Preliminary Statements

Whereas, Pledgee, in its capacity as agent, Smart Modular Technologies, Inc., a California corporation (“US Borrower”), Smart Modular Technologies (Europe) Limited, a company organized under the laws of England and Wales (“UK Borrower”), and Smart Modular Technologies (Puerto Rico) Inc., an exempted company organized under the laws of the Cayman Islands (“PR Borrower”, and together with US Borrower and UK Borrower, collectively referred to herein as “Borrowers”) [modify as necessary if Pledgor is a Borrower], the lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Pledgor and the other obligors identified on the signature pages thereto, have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of April [     ], 2007 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), pursuant to which, together with the Loan Documents (as defined in the Loan Agreement), the Lenders will provide certain financial accommodations to the Borrowers. Initially capitalized terms used herein without definitions shall have the meanings given in the Loan Agreement.

Whereas, Pledgor owns all right, title, and interest in and to, among other things, all the United States and foreign patents, registrations and applications for the protection of inventions or designs set forth on Exhibit A hereto (the “Patents”).

Whereas, in order to secure Pledgor’s obligations to the Lender Group under the Loan Documents and the Bank Product Providers under the Bank Product Agreements, Pledgor has agreed to grant to Pledgee a security interest in the Patents and certain other patents, inventions and assets with respect to the Patents as further set forth herein and in the Loan Documents, and Pledgee has requested Pledgor to enter into this Security Agreement to evidence further such security interest.

Now Therefore, Know All Men by These Presents, that for valuable consideration received and to be received, as security for the full payment and performance of Pledgor’s obligations under the Loan Documents and the Bank Product Agreements, and to induce the Lenders to make loans, advances and other financial accommodations to [Pledgor] [Borrowers] and to induce the Bank Product Providers to provide such services, Pledgor hereby grants, transfers and assigns to Pledgee, for the benefit of Pledgee, the Lender Group, and the Bank Product Providers (collectively, the “Secured Parties” and each a “Secured Party”), a continuing security interest in all of Pledgor’s right, title and interest in and to:

(a) the Patents;

(b) all patents, registrations and applications for the protection of inventions and designs hereafter acquired by, granted to, or filed by Pledgor, whether based upon, derived from or variations of any invention or designs disclosed in the Patents or otherwise (the “Future Patents”);

(c) all extensions, renewals, and continuations, re-issues, divisions, and continuations-in-part of the Patents and Future Patents;

(d) all rights to sue for past, present and future infringements of the Patents and Future Patents;

(e) all proceeds, including without limitation, license royalties and proceeds of infringement suits, based on the Patents and Future Patents;

(f) all licenses and other agreements and all fees, rents, royalties, proceeds or monies thereunder, relating to the Patents and Future Patents and the use thereof; and

(g) all trademarks, trademark registrations, trademark registration applications, formulae, processes, compounds, methods, know-how, and trade secrets relating to the manufacture of Pledgor’s products under, utilizing, or in connection with the Patents and Future Patents and all goodwill connected with, symbolized by or related to the foregoing.

All of the foregoing items set forth in clauses (a) through (g) are hereinafter referred to collectively as the “Collateral.”

And Pledgor hereby covenants with Pledgee as follows:

1. Pledgor’s Obligations. Pledgor agrees that, notwithstanding this Security Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto except to the extent any failure to so perform, discharge or remain liable would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein. No Secured Party shall have any obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Security Agreement or any payment received by any Secured Party relating to the Collateral, nor shall any Secured Party be required to perform any covenant, duty or obligation of Pledgor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement.

2. Representations and Warranties. Pledgor represents and warrants to Pledgee that:

(a) Pledgor is the registered owner of the Collateral, and no adverse claims are currently outstanding with respect to its title to or the validity of the Collateral except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein;

(b) except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, such title is indefeasible for the duration of each such Patent; the Patents are subsisting and no part thereof has been adjudicated invalid or unenforceable, in whole or in part; each Patent is, to its best knowledge, valid and, if granted and registered, enforceable;

(c) the patents listed on Schedule 5.16 to the Loan Agreement (as updated from time to time) are the only material patents as to which Pledgor is the owner or is an exclusive licensee; none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance or license (by Pledgor as licensor), except Pledgee’s security interest and Permitted Liens; and

(d) when this Security Agreement is filed in the United States Patent and Trademark Office and Pledgee has taken the other actions contemplated in this Security Agreement and by the other Loan Documents, this Security Agreement will create a legal and valid perfected and continuing lien on and security interest in the Collateral, subject to any limitation permitted under the Loan Agreement, in favor of Pledgee, enforceable against Pledgor and all third parties, subject to no other mortgage, lien, charge, encumbrance, or security or other interest other than Permitted Liens.

3. Covenants. Except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor will maintain and renew all items of Collateral, and will defend the Collateral against the claims of all persons; provided, however, that Pledgor will not be required to maintain any Collateral which no longer has any significant economic value and which is no longer used or useful in the business of Pledgor. Without limiting the generality of the foregoing, so long as any Patent or Future Patent has any significant economic value or is used by or useful to the business of Pledgor, Pledgor shall not permit the expiration of any registration of or termination of any application for any such Patent and Future Patent without the prior written consent of Pledgee. If, before the Pledgor’s obligations under the Loan Documents have been satisfied in full (other than unmatured contingent obligations) and the Loan Documents have been terminated, Pledgor shall obtain rights to or be licensed to use any new patentable inventions, or become entitled to the benefit of any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of Section 1 hereof shall automatically apply thereto and Pledgor shall comply with Section 4.4 of the Loan Agreement.

4. Use Prior to Default. Effective until Pledgee’s exercise of its rights and remedies upon the occurrence and during the continuance of an Event of Default under and as defined in the Loan Documents (an “Event of Default”), Pledgor shall be entitled to use the Collateral, subject to the terms and covenants of the Loan Documents and this Security Agreement.

5. Remedies upon Default. Whenever any Event of Default shall have occurred and be continuing, Pledgee shall have all the rights and remedies granted to it in such event by the Loan Documents, which rights and remedies are specifically incorporated herein by reference and made a part hereof, and, subject to any limitations set forth in the Loan Agreement or any other Loan Document, any and all rights and remedies of law available to Pledgee or any Lender. Pledgee in such event may collect directly any payments due to Pledgor in respect of the Collateral and may sell, license, lease, assign, or otherwise dispose of the Collateral in the manner set forth in the Loan Documents. Pledgor agrees that, in the event of any disposition of the Collateral upon and during the continuance of any such Event of Default, it will duly execute, acknowledge and deliver all documents necessary or advisable (as determined by Agent in its Permitted Discretion) to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Patents and Future Patents. In the event Pledgor fails or refuses to execute and deliver such documents, Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Pledgor’s behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Pledgor may sell any merchandise incorporating or utilizing the Patents and Future Patents to the extent permitted by the Loan Agreement until it receives written notice from Pledgee to the contrary. The preceding sentence shall not limit any right or remedy granted to Pledgee with respect to Pledgor’s inventory under any Loan Documents now or hereinafter in effect.

6. Cumulative Remedies. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Loan Documents.

7. Waiver of Rights. No course of dealing between the parties to this Security Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies of such party or any other party. No waiver by Pledgee or any Lender of any breach or default by Pledgor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.

8. Further Acts. Until all of the Obligations (other than unmatured contingent Obligations) shall have been paid in full in cash and the Commitments shall have been terminated, except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor shall have the duty to prosecute diligently any applications for the material Patents and Future Patents pending as of the date of this Security Agreement or thereafter, to make applications on material unpatented or unregistered but patentable or registrable inventions, in any location where Pledgor does business, and to preserve and maintain all rights in the Patents. Any expenses incurred in connection with such applications or actions shall be borne by Pledgor. Pledgor shall not abandon any right to file a patent application or registration for any invention, nor abandon any such pending patent application or registration, without the consent of Pledgee, except to the extent that such abandonment would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein.

9. Enforcement. Upon Pledgor’s failure to do so after Pledgee’s demand, or upon the occurrence and during the continuance of an Event of Default, Pledgee shall have the right but shall in no way be obligated to bring suit in its own name (as agent for the Secured Parties) to enforce the Patents and Future Patents and any license thereunder, in which event Pledgor shall at the request of Pledgee do any and all lawful acts and execute any and all proper documents required by Pledgee in aid of such enforcement and Pledgor shall promptly, upon demand, reimburse and indemnify Pledgee, each Lender and their respective agents for all costs and expenses incurred by such person in the exercise of their rights under this Section 9.

10. Release. Upon (i) the consummation of a Permitted Disposition of the Pledgor or all (or any portion) of the Collateral or (ii) such time as or at any time after all of the Obligations (other than unmatured contingent Obligations) shall have been paid in full in cash and satisfied, and the Commitments shall have been terminated, other than upon enforcement of Pledgee’s remedies under the Loan Documents upon the occurrence and during the continuance of an Event of Default, the obligations of Pledgor hereunder and the Liens created hereby shall automatically terminate (provided that, in the case of any disposition of a portion of the Collateral, such termination and release shall only apply to the Collateral disposed of), and Pledgee, as agent for the Secured Parties, will execute and deliver to Pledgor all releases or other instruments or take any such other actions as may be necessary or evidence such releases.

11. Notices. All notices, requests and demands to or upon Pledgor or Pledgee under this Security Agreement shall be given in the manner prescribed by the Loan Agreement.

12. Choice of Law and Venue; Jury Trial Waiver. (a) This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(b) To the extent permitted by applicable law, each of Pledgor and Pledgee hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Security Agreement, any other Loan Document or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each of Pledgor and Pledgee represents that it has reviewed this waiver and knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, a copy of this Security Agreement may be filed as a written consent to a trial by the court.

13. Successors. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that, except in connection with any transaction permitted under the Loan Agreement, Pledgor may not assign this Security Agreement or any rights or duties hereunder, or any interest in or to the Collateral, without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Pledgee, except as permitted under the Loan Agreement, or any Lender shall release Pledgor from its obligations hereunder. Pledgee and Lenders may assign this Security Agreement and their respective rights and duties hereunder pursuant to and to the extent permitted by the terms of the Loan Agreement and, except as expressly required pursuant to the terms thereof, no consent or approval by Pledgor is required in connection with any such assignment.

14. Amendments and Waivers. No amendment or waiver of any provision of this Security Agreement, and no consent with respect to any departure by Pledgor therefrom, shall be effective unless the same shall be in writing and signed by Pledgee and Pledgor and made in compliance with the terms of the Loan Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Pledgor hereby authorizes Pledgee to modify this Security Agreement by amending Exhibit A hereto to include any Future Patents or additional licenses.

15. Effectiveness. This Security Agreement shall be binding and deemed effective when executed and delivered by Pledgor and Pledgee and the Closing Date under the Loan Agreement shall have occurred.

16. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17. Severability of Provisions. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

18. Counterparts; Telefacsimile Execution. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Security Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Security Agreement. Any party delivering an executed counterpart of this Security Agreement by telefacsimile also shall deliver an original executed counterpart of this Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Security Agreement.

19. Jurisdiction, Service of Process and Venue. (a) Each party hereto irrevocably and unconditionally submits, to the extent permitted by applicable law, to any suit, action or proceeding with respect to this Security Agreement or any other Loan Document or any judgment entered by any court in respect thereof to the jurisdiction of (i) the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and any appellate court from any thereof, and (ii) to the courts of its own corporate domicile, at the election of the plaintiff, in respect of actions brought against it as a defendant, and irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

(b) Nothing herein shall in any way be deemed to limit the ability of Pledgee or any Lender to serve any such process or summons in any other manner permitted by applicable law.

20. Entire Agreement. This Security Agreement, in conjunction with the other Loan Documents, represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

21. Supplement. This Security Agreement is one of the Loan Documents referred to in the Loan Agreement.

[Signature page follows.]

In Witness Whereof, the parties have entered into this Security Agreement as of the date first above written.

Pledgor

[Name of Pledgor], a [Type of Entity]

By:
Name:
Title:

Pledgee

Wells Fargo Bank, National Association,

a national banking association, as Agent

By:
Name:
Title:

Exhibit A

to
Collateral Assignment of Patents

Patent Schedule

[See attached.]